Exhibit 99.1

NEWS RELEASE

Contact:	Press	Investors
	Jim Sheehan	Monica Gould
	SeaChange	The Blueshirt Group
	1-978-897-0100 x3064	1-212-871-3927
	jim.sheehan@schange.com	monica@blueshirtgroup.com

SEACHANGE INTERNATIONAL REPORTS

FOURTH QUARTER AND FULL FISCAL 2015 RESULTS

•	Signed Contract with New European Service Provider for Adrenalin

•	U.S. Axiom VOD Customer Signs Contract for Adrenalin Upgrade

ACTON, Mass. (April 2, 2015) – SeaChange International, Inc. (NASDAQ: SEAC) today reported fourth quarter fiscal 2015 revenue of $31.3 million and U.S. GAAP loss from operations of $5.3 million, or $0.16 per basic share for the fourth quarter of fiscal 2015, compared to fourth quarter fiscal 2014 revenue of $35.6 million and U.S. GAAP operating loss of $0.9 million, or $0.03 per basic share. The Company’s U.S. GAAP fourth quarter fiscal 2015 results include non-GAAP charges of $3.6 million, which consisted primarily of severance and other restructuring costs, stock-based compensation, amortization of intangible assets from prior acquisitions, and professional fees from divestitures and litigation.

For the full fiscal year ended January 31, 2015, the Company posted revenues of $115.4 million and U.S. GAAP operating loss of $26.5 million, or $0.81 per basic share, compared to revenues of $146.3 million and U.S. GAAP operating loss of $1.6 million, or $0.05 per basic share, from continuing operations in the same prior period. The Company posted a non-GAAP loss from operations for fiscal 2015 of $13.8 million, or $0.42 per basic share, compared to an $8.4 million operating income, or $0.25 per fully diluted share, from continuing operations for the same prior period. Included in the full fiscal 2015 results are $12.7 million in non-GAAP charges related to severance and other restructuring charges, stock-based compensation, amortization of intangible assets from prior acquisitions, and professional fees from divestitures and litigation, while the full fiscal 2014 results included $10.1 million of similar non-GAAP charges.

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SeaChange Q4 FY15 Results/Page 2

“Our Fiscal 2015 was focused intensively on delivering our next generation back office and gateway products to new customers and upgrading existing customers to ensure their new multiscreen revenue and subscriber retention opportunities,” said Jay Samit, Chief Executive Officer, SeaChange. “In the fourth quarter, we were very pleased to sign a new, large cable service provider customer in Russia for an Adrenalin rollout this year. We also began shipping Adrenalin to upgrade another North American Axiom video-on-demand customer in support of its multiscreen expansion. Also during the fourth quarter, our Nucleus video gateway product entered commercial deployment into cable homes in Poland. We anticipate this success will be followed by Nucleus rollouts in other markets in Europe and the Americas this year.”

“I’m pleased with the speed at which SeaChange has enacted its strategy to bring a comprehensive OTT platform to our existing service provider customers and create engagement with new types of customers including broadcasters, television programmers, studios and other owners and distributors of premium video,” Samit continued. “Today, SeaChange’s OTT go-to-market activity has been aided by a rapid integration of Timeline Labs into our global organization. Further out, I anticipate that an influx of new product capabilities from our Timeline Labs acquisition, particularly in the realm of data analytics, will bolster SeaChange’s competitive strengths and core product value.”

Anthony Dias, Chief Financial Officer, stated, “We are very encouraged by the increasing interest in next generation product upgrades by existing customers, as well as new customer opportunities, particularly for our new cloud-based offerings, including Rave and Timeline. Our development efforts are focused on products that enable SaaS models for opportunities such as OTT and we expect these initiatives to begin to contribute positively to revenue in fiscal 2016. Over time, these efforts will increase our recurring revenue base and margins and improve our ability to predict future financial performance. In the short term, as some of our smaller service provider customers begin to shift to cloud-based models, we expect to see some transition in the timing of revenue recognition, from up-front product revenue recognized at the beginning of a contract under our perpetual software license model, to a more gradual increase in revenue by means of recurring revenue under multi-year contracts.”

Commenting on the Company’s outlook, Dias concluded, “We anticipate first quarter fiscal 2016 revenue to be in the range of $22 million to $24 million, and non-GAAP operating loss to be in the range of $0.25 to $0.19 per basic share. For full fiscal 2016, we anticipate revenues to be in the range of $105 million to $115 million and non-GAAP operating loss to be in the range of $0.38 to $0.16 per basic share. Our full year guidance reflects a moderate decrease in product revenue related to our transition to a SaaS model and legacy product revenue declines in the range of $7 million to $10 million. We’ve successfully transitioned our Company to a point where legacy product revenue will become less than five million dollars starting in fiscal 2017.”

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SeaChange Q4 FY15 Results/Page 3

SeaChange continues to have a strong balance sheet and ended the fourth quarter of fiscal 2015 with cash and cash equivalents of $105.4 million and no debt outstanding.

The Company will host a conference call to discuss its fourth quarter and full fiscal 2015 results at 8:00 a.m. ET today, Thursday, April 2, 2015. The call may be accessed at 877-407-8037 (U.S.) and 201-689-8037 (international) and via live webcast at www.schange.com/IR. A replay of the conference call will be available by phone through April 16, 2015 at 877-660-6853 (U.S.) or 201-612-7415 (international), conference ID 1360-3981. The webcast will be archived on the investor relations section of the Company’s website at www.schange.com/IR.

About SeaChange International

Ranked among the top 250 software companies in the world, SeaChange International, Inc. (NASDAQ: SEAC) enables transformative multiscreen video services through an open, cloud-based, intelligent software platform trusted by cable, telco and mobile operators globally and media companies. Personalized and fully monetized video experiences anytime on any device, in the home and everywhere, are the product of the Company’s superior multiscreen, advertising and video gateway software products.

SeaChange’s customers include many of the world’s most powerful media brands including all major cable operators in the Americas and Europe, and the largest telecom companies in the world. Headquartered in Acton, Massachusetts, SeaChange is TL 9000 certified and has product development, support and sales offices around the world. Visit www.schange.com.

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SeaChange Q4 FY15 Results/Page 4

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements regarding future financial performance, our products and developments with our customers and the industry, are neither promises nor guarantees and may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current assumptions and expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. Factors that could cause actual future results to differ materially from current expectations include the following: the continued spending by the Company’s customers on video systems and services; the continued development of the multiscreen video market; the Company’s ability to successfully introduce new products or enhancements to existing products and the rate of decline in revenue attributable to our legacy products; worldwide economic cycles; measures taken to address the variability in the market for our products and services; uncertainties introduced by our prior evaluation of strategic alternatives; the Company’s transition to being a company that primarily provides software solutions; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; the timing of revenue recognition of new products due to customer integration and acceptance requirements; any decline in demand or average selling prices for our products; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; compliance with conflict minerals regulations; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand market or other limitations in materials we use to provide our products and services; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; the Company’s ability to obtain necessary licenses or distribution rights for third-party technology; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the impact of acquisitions, divestitures or investments made by the Company; the impact of changes in the market on the value of our investments; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the ability of the Company to manage and oversee the outsourcing of engineering work; the security measures of the Company are breached and customer data or our data is obtained unlawfully; service interruptions or delays from our third-party data center hosting facilities; and the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors” in the Company’s Annual Report on Form 10-K filed on April 4, 2014. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

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SeaChange Q4 FY15 Results/Page 5

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	January 31,	January 31,
	2015	2014
	(Unaudited)
Assets
Cash and cash equivalents	$90,019	$115,734
Marketable securities and restricted cash	15,382	12,369
Accounts and other receivables, net	31,550	35,714
Inventories	2,864	6,632
Prepaid expenses and other current assets	3,026	5,242
Property and equipment, net	15,869	18,530
Goodwill and intangible assets, net	48,322	58,005
Other assets	5,319	1,887

Total assets	$212,351	$254,113

Liabilities and Stockholders’ Equity
Accounts payable and other current liabilities	$17,636	$18,972
Deferred revenues	19,088	25,628
Other liabilities, long-term	1,493	936
Deferred tax liabilities and income taxes payable	3,083	4,136

Total liabilities	41,300	49,672

Total stockholders’ equity	171,051	204,441

Total liabilities and stockholders’ equity	$212,351	$254,113

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SeaChange Q4 FY15 Results/Page 6

SeaChange International, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2015	2014	2015	2014
Revenues:
Product	$10,398	$9,940	$31,507	$54,749
Service	20,881	25,676	83,928	91,570

Total revenues	31,279	35,616	115,435	146,319

Cost of revenues:
Product	2,657	3,031	8,845	10,526
Service	12,302	14,339	48,272	55,075
Amortization of intangible assets	275	322	1,070	1,269
Stock-based compensation expense	9	59	141	250

Total cost of revenues	15,243	17,751	58,328	67,120

Gross profit	16,036	17,865	57,107	79,199

Operating expenses:
Research and development	10,440	9,650	42,169	39,657
Selling and marketing	3,411	3,735	13,920	15,018
General and administrative	4,119	3,954	16,014	17,618
Amortization of intangible assets	759	849	4,084	3,361
Stock-based compensation expense	632	475	3,079	2,709
Earn-outs and change in fair value of earn-outs	—	—	—	(60)
Professional fees - other	194	90	671	1,614
Severance and other restructuring costs	1,745	(11)	3,623	911

Total operating expenses	21,300	18,742	83,560	80,828

Loss from operations	(5,264)	(877)	(26,453)	(1,629)
Other (expenses) income, net	(1,567)	368	(2,161)	(587)

Loss before income taxes and equity income in earnings of affiliates	(6,831)	(509)	(28,614)	(2,216)
Income tax (benefit) provision	(691)	839	(1,106)	55
Equity income in earnings of affiliates, net of tax	—	—	19	44

Loss from continuing operations	(6,140)	(1,348)	(27,489)	(2,227)

(Loss) income from discontinued operations, net of tax	—	(59)	5	(803)

Net loss	$(6,140)	$(1,407)	$(27,484)	$(3,030)

Net loss per share:
Basic loss per share	$(0.19)	$(0.04)	$(0.84)	$(0.09)

Diluted loss per share	$(0.19)	$(0.04)	$(0.84)	$(0.09)

Net loss per share from continuing operations:
Basic loss per share	$(0.19)	$(0.04)	$(0.84)	$(0.07)

Diluted loss per share	$(0.19)	$(0.04)	$(0.84)	$(0.07)

Net (loss) income per share from discontinued operations:
Basic (loss) income per share	$—	$(0.00)	$0.00	$(0.02)

Diluted (loss) income per share	$—	$(0.00)	$0.00	$(0.02)

Weighted average common shares outstanding:
Basic	32,672	32,963	32,772	32,718

Diluted	32,672	32,963	32,772	32,718

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SeaChange Q4 FY15 Results/Page 7

SeaChange International, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	For the Fiscal Years Ended
	January 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(27,484)	$(3,030)
Net (income) loss from discontinued operations	(5)	803
Adjustments to reconcile net loss to net cash (used in) provided by operating activities from continuing operations:
Depreciation and amortization of property and equipment	3,683	4,389
Amortization of intangible assets	5,154	4,630
Stock-based compensation expense	3,220	2,959
Deferred income taxes	(372)	(684)
Other	512	798
Changes in operating assets and liabilities:
Accounts receivable	3,567	5,420
Unbilled receivables	(1,993)	(5,251)
Inventories	3,183	(234)
Prepaid expenses and other assets	1,570	6,724
Accounts payable	(1,619)	(873)
Accrued expenses	1,650	(3,146)
Deferred revenues	(5,699)	(4,877)
Other	1,289	539

Net cash (used in) provided by operating activities from continuing operations	(13,344)	8,167
Net cash provided by (used in) operating activities from discontinued operations	5	(803)

Total cash (used in) provided by operating activities	(13,339)	7,364

Cash flows from investing activities:
Purchases of property and equipment	(1,873)	(2,315)
Purchases of marketable securities	(9,193)	(11,479)
Proceeds from sale and maturity of marketable securities	7,181	12,237
Proceeds from sale of equity investments	229	1,128
Investment in affiliate	(2,000)	—
Acquisition of businesses and payment of contingent consideration, net of cash acquired	—	(4,009)
Advance for Timeline Labs acquisition	(2,500)	—
Other investing activities, net	—	958

Net cash used in investing activities from continuing operations	(8,156)	(3,480)
Net cash provided by investing activities from discontinued operations	—	4,000

Total cash (used in) provided by investing activities	(8,156)	520

Cash flows from financing activities:
Repurchases of our common stock	(5,504)	—
Proceeds from issuance of common stock relating to stock option exercises	—	1,058

Total cash (used in) provided by financing activities	(5,504)	1,058

Effect of exchange rate changes on cash	1,284	71

Net (decrease) increase in cash and cash equivalents	(25,715)	9,013

Cash and cash equivalents, beginning of period	115,734	106,721

Cash and cash equivalents, end of period	$90,019	$115,734

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SeaChange Q4 FY15 Results/Page 8

Use of Non-GAAP Financial Information

We define non-GAAP (loss) income from operations as U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) operating (loss) income plus stock-based compensation expenses, amortization of intangible assets, earn-outs and change in fair value of earn-outs, professional fees associated with acquisitions, divestitures, litigation and strategic alternatives and severance and other restructuring costs. We discuss non-GAAP (loss) income from operations in our quarterly earnings releases and certain other communications as we believe non-GAAP (loss) income from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP (loss) income from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that non-GAAP (loss) income from operations assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP (loss) income from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the non-GAAP (loss) income from operations financial adjustments described above, and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

In managing and reviewing our business performance, we exclude a number of items required by U.S. GAAP. Management believes that excluding these items is useful in understanding the trends and managing our operations. We provide these supplemental non-GAAP measures in order to assist the investment community to see SeaChange through the “eyes of management,” and therefore enhance the understanding of SeaChange’s operating performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

Amortization of Intangible Assets. We incur amortization expense of intangible assets related to various acquisitions that have been made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for both the Company’s newly-acquired and long-held businesses.

Stock-based Compensation Expense. We incur expenses related to stock-based compensation included in our U.S. GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense we incur and is viewed as a form of compensation, the expense varies in amount from period to period, and is affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of our shares, risk-free interest rates and the expected term and forfeiture rates of the awards.

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SeaChange Q4 FY15 Results/Page 9

Earn-outs and Change in Fair Value of Earn-outs. Earn-outs and the change in the fair value of the earn-outs are considered by management to be non-recurring expenses to the former shareholders of the businesses we acquire. We also incur expenses due to changes in fair value related to contingent consideration that we believe would otherwise impair comparability among periods.

Professional Fees - Other. We have excluded the effect of legal and other professional fees associated with our acquisitions, divestitures, litigation and strategic alternatives because the amounts are largely considered to be significant non-operating expenses.

Severance and Other Restructuring. We incur charges due to the restructuring of our business, including severance charges and facility reductions resulting from our restructuring and streamlining efforts and any changes due to revised estimates, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations.

The following table reconciles the Company’s U.S. GAAP (loss) income from operations to the Company’s non-GAAP (loss) income from operations:

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SeaChange Q4 FY15 Results/Page 10

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands)

	Three Months Ended			Three Months Ended
	January 31, 2015			January 31, 2014
	GAAP			GAAP
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Revenues:
Products	$10,398	$—	$10,398	$9,940	$—	$9,940
Services	20,881	—	20,881	25,676	—	25,676

Total revenues	31,279	—	31,279	35,616	—	35,616

Cost of revenues:
Products	2,657	—	2,657	3,031	—	3,031
Services	12,302	—	12,302	14,339	—	14,339
Amortization of intangible assets	275	(275)	—	322	(322)	—
Stock-based compensation	9	(9)	—	59	(59)	—

Total cost of revenues	15,243	(284)	14,959	17,751	(381)	17,370

Gross profit	16,036	284	16,320	17,865	381	18,246

Gross profit percentage	51.3%	0.9%	52.2%	50.2%	1.1%	51.2%
Operating expenses:
Research and development	10,440	—	10,440	9,650	—	9,650
Selling and marketing	3,411	—	3,411	3,735	—	3,735
General and administrative	4,119	—	4,119	3,954	—	3,954
Amortization of intangible assets	759	(759)	—	849	(849)	—
Stock-based compensation expense	632	(632)	—	475	(475)	—
Professional fees - other	194	(194)	—	90	(90)	—
Severance and other restructuring costs	1,745	(1,745)	—	(11)	11	—

Total operating expenses	21,300	(3,330)	17,970	18,742	(1,403)	17,339

(Loss) income from operations	$(5,264)	$3,614	$(1,650)	$(877)	$1,784	$907

(Loss) income from operations percentage	(16.8%)	11.5%	(5.3%)	(2.5%)	5.0%	2.5%
Weighted average common shares outstanding:
Basic	32,672	32,672	32,672	32,963	32,963	32,963

Diluted	32,672	33,004	32,672	32,963	33,746	33,746

Operating (loss) income per share:
Basic	$(0.16)	$0.11	$(0.05)	$(0.03)	$0.06	$0.03

Diluted	$(0.16)	$0.11	$(0.05)	$(0.03)	$0.05	$0.02

Adjusted EBITDA:
Loss from operations			$(5,264)			$(877)
Depreciation expense			873			1,044
Amortization of intangible assets			1,034			1,171
Stock-based compensation expense			641			534
Professional fees - other			194			90
Severance and other restructuring			1,745			(11)

Adjusted EBITDA			$(777)			$1,951

Adjusted EBITDA %			(2.5%)			5.5%

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SeaChange Q4 FY15 Results/Page 11

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands)

	Twelve Months Ended			Twelve Months Ended
	January 31, 2015			January 31, 2014
	GAAP			GAAP
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Revenues:
Products	$31,507	$—	$31,507	$54,749	$—	$54,749
Services	83,928	—	83,928	91,570	—	91,570

Total revenues	115,435	—	115,435	146,319	—	146,319

Cost of revenues:
Products	8,845	—	8,845	10,526	—	10,526
Services	48,272	—	48,272	55,075	—	55,075
Amortization of intangible assets	1,070	(1,070)	—	1,269	(1,269)	—
Stock-based compensation	141	(141)	—	250	(250)	—

Total cost of revenues	58,328	(1,211)	57,117	67,120	(1,519)	65,601

Gross profit	57,107	1,211	58,318	79,199	1,519	80,718

Gross profit percentage	49.5%	1.0%	50.5%	54.1%	1.0%	55.2%
Operating expenses:
Research and development	42,169	—	42,169	39,657	—	39,657
Selling and marketing	13,920	—	13,920	15,018	—	15,018
General and administrative	16,014	—	16,014	17,618	—	17,618
Amortization of intangible assets	4,084	(4,084)	—	3,361	(3,361)	—
Stock-based compensation expense	3,079	(3,079)	—	2,709	(2,709)	—
Earn-outs and change in fair value of earn-outs	—	—	—	(60)	60	—
Professional fees - other	671	(671)	—	1,614	(1,614)	—
Severance and other restructuring costs	3,623	(3,623)	—	911	(911)	—

Total operating expenses	83,560	(11,457)	72,103	80,828	(8,535)	72,293

(Loss) income from operations	$(26,453)	$12,668	$(13,785)	$(1,629)	$10,054	$8,425

(Loss) income from operations percentage	(22.9%)	11.0%	(11.9%)	(1.1%)	6.9%	5.8%
Weighted average common shares outstanding:
Basic	32,772	32,772	32,772	32,718	32,718	32,718

Diluted	32,772	33,004	32,772	32,718	33,572	33,572

Operating (loss) income per share:
Basic	$(0.81)	$0.39	$(0.42)	$(0.05)	$0.31	$0.26

Diluted	$(0.81)	$0.39	$(0.42)	$(0.05)	$0.30	$0.25

Adjusted EBITDA:
Loss from operations			$(26,453)			$(1,629)
Depreciation expense			3,683			4,389
Amortization of intangible assets			5,154			4,630
Stock-based compensation expense			3,220			2,959
Earn-outs and changes in fair value			—			(60)
Professional fees - other			671			1,614
Severance and other restructuring			3,623			911

Adjusted EBITDA			$(10,102)			$12,814

Adjusted EBITDA %			(8.8%)			8.8%

—end press release and tables—